SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2009

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 1, 2009, Ministry Partners Investment Company, LLC (“we”, “us”, “our” or “the Company”) and Western Federal Credit Union (“Western”) entered into a Master Loan Participation Purchase and Sale Agreement (the “MLPPA”), pursuant to which Western is authorized, but is not obligated, to purchase loan participation interests from us on a non-recourse basis.

Effective as of May 19, 2009, Western purchased loan participation interests in the principal sum of $19,256,617.70 from us pursuant to the MLPPA.  Western is an equity holder of our Class A Common Units and is a related party.

On May 21, 2009, we purchased 21 mortgage loans from our wholly-owned subsidiary, Ministry Partners Funding, LLC (“MPF”) for an aggregate purchase price of $21,902,034.  The mortgage loans we purchased will be pledged as additional collateral under our loan facility with Members United Corporate Federal Credit Union.  The net proceeds received by MPF from the sale of these mortgage loans have been applied to reduce MPF’s outstanding indebtedness under our existing credit facility with BMO Capital Markets Corp.  As of the date of this report, MPF owes the sum of $50,716,226 on our credit facility with BMO Capital Markets Corp.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 26, 2009	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President